Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, (this “Amendment”) is effective as of the 12th day of December, 2006 between Cinemark, Inc., a Delaware corporation (the “Company”), and Timothy Warner (“Executive”).
RECITALS
     A. The Company and Executive previously entered into that certain Employment Agreement effective as of March 12, 2004 (the “Original Employment Agreement”), setting forth the terms and conditions of their understandings and agreements with respect to Executive’s employment as the Company’s Senior Vice President.
     B. The Company and Executive now wish to make certain changes to the terms and conditions set forth in the Original Employment Agreement by amending such agreement as set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and in the Original Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, each intending to be legally bound, hereby agree as follows:
     1. Amendment of Original Employment Agreement.
          (a) Section 1.1 of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows: :
     “1.1 Title and Duties. The Company hereby employs Executive as President and Chief Operating Officer of the Company. Executive’s duties, responsibilities and authority shall be normal, customary and consistent with Executive’s position and titles and shall include serving in a similar capacity with Cinemark USA, Inc. and such other duties, responsibilities and authority as may be assigned to Executive by the Board of Directors of the Company (the “Board”). Executive shall report directly to the Chief Executive Officer of the Company.”
          (b) Except as specifically set forth in Section 1(a) hereof, the Original Employment Agreement remains in full force on its terms.
     2. Governing Law. This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of Texas without regard to any conflict of laws rule or principle which might refer the governance or construction of this Amendment to the laws of another jurisdiction.

     3. Entire Agreement. This Amendment, together with the Original Employment Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede in all respects any prior or other agreement or understanding, written or oral, between the Company and Executive with respect to such subject matter.
     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which will be deemed an original.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

CINEMARK, INC.

By:	/s/ Michael Cavalier

Name:	Michael Cavalier
Title:	Senior Vice President-General Counsel

EXECUTIVE:

/s/ Timothy Warner

Timothy Warner
Signature Page to FIRST Amendment To Employment Agreement